Exhibit 99(d)(1)(f)

TRANSAMERICA SERIES TRUST
INVESTMENT ADVISORY AGREEMENT
Schedule A

EFFECTIVE AS OF: May 1, 2010

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica AEGON High Yield Bond VP	0.64% of the first $750 million of average daily net assets; and 0.60% of average daily net assets in excess of $750 million	May 1, 2002
Transamerica Asset Allocation – Conservative VP	0.10%	May 1, 2002
Transamerica Asset Allocation – Growth VP	0.10%	May 1, 2002
Transamerica Asset Allocation – Moderate Growth VP	0.10%	May 1, 2002
Transamerica Asset Allocation – Moderate VP	0.10%	May 1, 2002
Transamerica Balanced VP	0.75% of the first $500 million of average daily net assets; 0.65% over $500 million to $1 billion; 0.60% of average daily net assets in excess of $1 billion	May 1, 2002
Transamerica BlackRock Global Allocation VP	0.05% (TAM currently intends to waive its investment advisory fee)	May 1, 2009
Transamerica BlackRock Large Cap Value VP

0.80% of first $250 million of average daily net assets; 0.775% over $250 million up to $750 million; 0.75% over $750 million up to $1 billion; 0.65% over $1 billion up to $2 billion; 0.625% of average daily net assets in excess of $2 billion

January 1, 1997
Transamerica BlackRock Tactical Allocation VP	0.10% of the first billion of average daily net assets; and 0.08% in excess of $1 billion	May 1, 2009
Transamerica Clarion Global Real Estate Securities VP	0.80% of the first $250 million of average daily net assets; 0.775% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.65% in excess of $1 billion	May 1, 1998
Transamerica Convertible Securities VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets in excess of $250 million	May 1, 2002
Transamerica Diversified Equity VP	0.73% of the first $500 million of average daily net assets; 0.70% over $500 million up to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion	January 1, 1997
Transamerica Efficient Markets VP	0.42% of the first $50 million; 0.40% over $50 million up to $250 million; and 0.38% in excess of $250 million	November 10, 2008
Transamerica Federated Market Opportunity VP	0.75% of the first $500 million; 0.675% over $500 million up to $750 million; 0.65% in excess of $750 million	January 1, 1997
Transamerica Focus VP	0.80% of the first $500 million of average daily net assets;	May 1, 1999

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
0.675% of average daily net assets in excess of $500 million
Transamerica Foxhall Emerging Markets/Pacific Rim VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	July 1, 2009
Transamerica Foxhall Global Conservative VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	July 1, 2009
Transamerica Foxhall Global Growth VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	July 1, 2009
Transamerica Foxhall Global Hard Asset VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	July 1, 2009
Transamerica Growth Opportunities VP	0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million 0.70% of average daily net assets in excess of $500 million	May 1, 2002
Transamerica Hanlon Balanced VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009
Transamerica Hanlon Growth and Income VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009
Transamerica Hanlon Growth VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009
Transamerica Hanlon Managed Income VP	0.90% of the first $500 million; 0.875% over $500 million up to $1 billion; 0.85% in excess of $1 billion	May 1, 2009
Transamerica Index 100 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	November 19, 2009
Transamerica Index 35 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	November 19, 2009
Transamerica Index 50 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008
Transamerica Index 75 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008
Transamerica International Moderate Growth VP	0.10%	May 1, 2006
Transamerica Jennison Growth VP

0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.60% of average daily net assets in excess of $1 billion

May 1, 2002
Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million; 0.40% over $750 million up to $1 billion; 0.375% in excess of $1billion	January 1, 1998

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica JPMorgan Enhanced Index VP	0.74% of the first $750 million of average daily net assets; 0.69% over $750 million up to $1 billion; 0.65% in excess of $1 billion	May 1, 2002
Transamerica JPMorgan Mid Cap Value VP	0.85% of the first $100 million of average daily net assets; 0.80% of average daily net assets in excess of $100 million	May 1, 1999
Transamerica MFS International Equity VP

0.90% of the first $250 million of average daily net assets; 0.875% over $250 million up to $500 million of average daily net assets; 0.85% over $500 million up to $1 billion of average daily net assets; and 0.80% of average daily net assets in excess of $1 billion

		May 1, 2002
Transamerica Money Market VP	0.35%	May 1, 2002
Transamerica Morgan Stanley Active International Allocation VP	0.85% of the first $250 million of average daily net assets; 0.80% of the average daily net assets over $250 million up to $1 billion; 0.775% of average daily net assets in excess of $1 billion	May 1, 2002
Transamerica Morgan Stanley Mid-Cap Growth VP	0.80% of the first $1 billion of average daily net assets; 0.775% of average daily net assets in excess of $1 billion	January 1, 1997
Transamerica Multi Managed Large Cap Core VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets in excess of $250 million	May 1, 2002
Transamerica PIMCO Total Return VP	0.675% of the first $250 million of average daily net assets; 0.65% over $250 million up to $750 million; 0.60% of average daily net assets in excess of $750 million	May 1, 2002
Transamerica ProFund UltraBear VP	0.85% of the first $250 million; 0.80% over $250 Million up to $750 million; and 0.75% in excess of $750 million	May 1, 2009
Transamerica Small/Mid Cap Value VP	0.80% of the first $500 million of average daily net assets; 0.75% of average daily net assets in excess of $500 million	May 1, 2004
Transamerica Third Avenue Value VP	0.80%	January 1, 1998
Transamerica T. Rowe Price Small Cap VP	0.75%
Transamerica U.S. Government Securities VP	0.55%	May 1, 2002
Transamerica WMC Diversified Growth II VP	0.30%	December 30, 2003
Transamerica WMC Diversified Growth VP	0.75% of the first $500 million of average daily net assets; 0.70% over $500 million to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion.	May 1, 2002